                                                                    EXHIBIT 99.2


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE



In re                                            ) Chapter 11
                                                 )
IMAGYN MEDICAL TECHNOLOGIES, INC., et al.,       ) (Jointly Administered)
                                                 )
                                                 ) Case No. 99-1019 (PJW)
                  Debtors.                       )
                                                 )
_______________________________________          )


                  DEBTORS' JOINT AMENDED PLAN OF REORGANIZATION

                            DATED SEPTEMBER 10, 1999

                     AS MODIFIED ON OCTOBER 18, 1999

                        YOUNG, CONAWAY, STARGATT & TAYLOR
                        11th Floor - Rodney Square North
                                  P.O. Box 391
                           Wilmington, Delaware 19899
                             Attn: Laura Davis Jones
                                  Joel A. Waite

                                 SIDLEY & AUSTIN
                        555 West Fifth Street, Suite 4000
                          Los Angeles, California 90013
                             Attn: Richard W. Havel
                               Thomas E. Patterson

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                                TABLE OF CONTENTS

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Article 1

     INTRODUCTION............................................................................................2

              1.1     Plan Defined Terms.....................................................................2
              1.2     Bankruptcy Code Terms.................................................................12
              1.3     Rules of Interpretation...............................................................12
              1.4     Exhibits and Appendix.................................................................13
              1.5     Time Periods..........................................................................13

Article 2

     PROPERTY DISTRIBUTIONS.................................................................................14

              2.1     New Common Stock......................................................................14
              2.2     New Options...........................................................................14
              2.3     New Warrants..........................................................................15
              2.4     Drag-Along\Tag-Along Agreement........................................................17

Article 3

         CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS........................................18
              3.1     Summary...............................................................................18
              3.2     Administrative Expenses...............................................................19
              3.3     Priority Tax Claims...................................................................19
              3.4     Classification, Treatment, and Voting.................................................19
                               3.4.1    Class 1 (Secured Revolving Credit Claims)...........................20
                               3.4.2    Class 2 (Secured Term Loan Claims)..................................20
                               3.4.3    Class 3. (Other Secured Claims).....................................21
                                        3.4.3.1  Class 3A (Newhauser Associates)............................21
                                        3.4.3.2  Class 3B (Financed Equipment Secured Claims)...............21
                               3.4.4    Class 4  (Priority Non-Tax Claims)..................................21
                               3.4.5A   Class 5-A (Continuing Trade)........................................22
                               3.4.5B   Class 5-B (Convenience Class).......................................22
                               3.4.6    Class 6 (Residual Unsecured Claims).................................23
                               3.4.7    Class 7 (Certain Indemnity Claims)..................................24
                               3.4.8    Class 8 (12.5% Notes)...............................................24
                               3.4.9    Class 9 (8.75% Convertible Subordinated Debentures).................25
                               3.4.10   Class 10 (Intercompany Claims and Equity Interests).................26
                               3.4.11   Class 11 (Old Common Stock Interests)...............................26
                               3.4.12   Class 12 (Old Stock Rights).........................................26
                               3.4.13   Class 13 (Securities Claims)........................................27
              3.5     Disputed Administrative Expenses, Claims, and Equity Interests........................27
              3.6     Allowance of Claims in Classes 1, 2, 8 and 9..........................................27
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                         TABLE OF CONTENTS (Continued)

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Article 4

         IMPLEMENTATION OF THE PLAN.........................................................................28

              4.1     Issuance of New Securities............................................................28
              4.2     Cancellation of Existing Securities and Agreements....................................29
              4.3     Surrender of Existing Securities......................................................29
              4.4     Waiver of Enforcement of Subordination................................................29
              4.5     Imagyn Corporate Action...............................................................30
                               4.5.1    New Certificate of Incorporation and Bylaws.........................30
                               4.5.2    Board of Directors of Reorganized Imagyn............................30
                               4.5.3    Ownership and Management of Debtor Subsidiaries.....................31
              4.6     Method of Distribution Under the Plan.................................................31
                               4.6.1    In General..........................................................31
                               4.6.2    Setoffs and Recoupments.............................................32
                               4.6.3    Distribution of Unclaimed Property -- Reserves for Disputed Claims..32
                               4.6.4    Saturday, Sunday, or Legal Holiday..................................33
                               4.6.5    Fractional Shares...................................................33
                               4.6.6    Record Ownership Date. Persons Deemed Holders of Registered
                                        Securities......................................................... 33
              4.7     Vesting of Assets.....................................................................34
              4.8     Allocation of Consideration...........................................................34
              4.9     Executory Contracts and Unexpired Leases..............................................34
                               4.9.1    General.............................................................34
                               4.9.2    Rejection Claims....................................................35
                               4.9.3    Cure and Compensation Claims........................................35
                               4.9.4    Bar Date For Assumption Objections And Cure Or Compensation Claims..36
              4.10    Management Employment Agreements......................................................36
              4.11    Employee Benefit Plans................................................................37
              4.12    Long Term Incentive Plan..............................................................37
              4.13    Limited Release.......................................................................37
              4.14    Listing of New Common Stock; Registration of Securities...............................38
              4.15    Exemption From Securities Registration................................................38
              4.16    Restructure of the DIP Credit Facility................................................38
              4.17    New Revolving Credit Loan.............................................................39

Article 5

         EFFECTIVENESS OF THE PLAN..........................................................................41

              5.1     Conditions Precedent..................................................................41
                               5.1.1    Condition Precedent to Plan Confirmation............................41
                               5.1.2    Condition Precedent to Effective Date...............................41
              5.2     Waiver of Conditions..................................................................42
              5.3     Effect of Failure of Conditions.......................................................43
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                         TABLE OF CONTENTS (Continued)

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Article 6

         ADMINISTRATIVE PROVISIONS..........................................................................44
              6.1     Discharge.............................................................................44
                               6.1.1    Scope...............................................................44
                               6.1.2    Injunction..........................................................44
              6.2     Administrative Expense, Claim, and Equity Interest Objections.........................44
              6.3     Preservation of Causes of Action......................................................45
              6.4     Administrative Expenses Incurred After the Confirmation Date..........................46
              6.5     Retention of Jurisdiction.............................................................45
              6.6     Payment of Statutory Fees.............................................................47
              6.7     Exculpation...........................................................................47
              6.8     Binding Effect........................................................................48
              6.9     Notices...............................................................................48
              6.10    Governing Law.........................................................................49
              6.11    Filing or Execution of Additional Documents...........................................49
              6.12    Withholding and Reporting Requirements................................................49
              6.13    Section 1125(e) of the Bankruptcy Code................................................49
              6.14    Severability..........................................................................50
              6.15    Cram Down.............................................................................51
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

                     JOINT AMENDED PLAN OF REORGANIZATION OF
                        IMAGYN MEDICAL TECHNOLOGIES, INC.
                               DACOMED CORPORATION
                         ALLSTATE MEDICAL PRODUCTS, INC.
                  IMAGYN MEDICAL TECHNOLOGIES CALIFORNIA, INC.
              IMAGYN MEDICAL, INC. OSBON MEDICAL SYSTEMS, LTD.
                              AND MICROSURGE, INC.
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                  Imagyn Medical Technologies, Inc.; Dacomed Corporation; Allstate Medical Products, Inc.; Imagyn Medical Technologies California, Inc.; Imagyn Medical, Inc.; Osbon Medical Systems, Ltd.; and Microsurge, Inc., as debtors, propose the following to amend and restate their Joint Plan dated June 25, 1999 that was and is hereby proposed pursuant to subsection 1121(a) of title 11 of the United States Code.

                                    ARTICLE 1

                            INTRODUCTION INTRODUCTION

         1.1 PLAN DEFINED TERMS..1 PLAN DEFINED TERMS. Unless the context otherwise requires, the terms specified below have the following meanings:

             8.75% SUBORDINATED DEBENTURE INDENTURE means the Indenture, dated as of May 13, 1996, as amended from time to time in accordance with the terms thereof, by and between Urohealth and Bankers Trust Company, as trustee, pursuant to which the 8.75% Convertible Subordinated Debentures were issued.

             8.75% CONVERTIBLE SUBORDINATED DEBENTURES means the 8.75% Convertible Subordinated Debentures due May 30, 2006 issued by Urohealth, as amended from time to time in accordance with the terms thereof.


                                       2

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             12.5% NOTE INDENTURE means the Indenture, dated as of April 10,
         1997, as amended from time to time in accordance with the terms thereof, by and between Urohealth, as issuer, The Bank of New York, as trustee, and the Guarantors (as defined therein) pursuant to which the 12.5% Notes were issued.

             12.5% NOTES means the 12.5% Senior Subordinated Notes due April 1, 2004 issued by Urohealth, as amended from time to time in accordance with the terms thereof.

         AFFILIATE means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified entity; for purposes of the definition of "Affiliate," any entity that owns, controls, or holds with power to vote 20% or more of the outstanding voting securities of, or controls or directs the management of, the entity specified, is deemed to be an Affiliate of such entity.

         AGREEMENT TO EXTEND TRADE CREDIT means an agreement in the form set forth in the Appendix to be executed by creditors in class 5-A to provide continuing credit to the Reorganized Debtors post-Effective Date.

         ALLOWED means, with respect to any administrative expense, claim, or Equity Interest, an administrative expense, claim, or Equity Interest, as the case may be, to the extent it is allowed or deemed allowed pursuant to the Plan or sections 502, 503, or 1111 of the Bankruptcy Code.

         ALLSTATE MEDICAL means Allstate Medical Products, Inc., a Minnesota corporation.

         APPENDIX means those documents and information identified in the Master Index (Exhibit A to the Plan) which are from time to time filed with the Court, and which may be modified or amended by supplemental filings with the Court.

         BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.


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

         BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Reorganization Cases, including the local rules of the Court.

         BTCC means BT Commercial Corporation, or its successor in interest, with respect to any claims it holds or asserts against any of the Debtors or their estates.

         BUSINESS DAY means any day other than a Saturday, Sunday or any other day on which banking institutions in New York City are required or authorized to close by law or executive order.

         BYLAWS means the amended and restated bylaws of each of the Reorganized Debtors in the form set forth in the Appendix.

         CERTIFICATE OF INCORPORATION means the Restated Certificate of Incorporation of each of the Reorganized Debtors in the form set forth in the Appendix.

         COURT means (a) the United States District Court for the District of Delaware having jurisdiction over the Reorganization Case, (b) to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code, and (c) any other court having jurisdiction over the applicable Reorganization Case.

         CREDIT AGREEMENT means the Amended and Restated Credit Agreement, dated as of August 24, 1998, by and among Imagyn California, Dacomed, Allstate Medical, Osbon Medical, Microsurge, and Imagyn Medical, as borrowers, Imagyn as guarantor, the financial institutions listed on the signature pages thereof, and BTCC, as agent, as amended from time to time.

         CSFB means Credit Suisse First Boston Management Corporation.


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

         CSFB SHARES shall have the meaning ascribed in section 2.3 of the Plan.

         DACOMED means Dacomed corporation, a Minnesota corporation.

         DEBTORS means Imagyn, Dacomed, Allstate Medical, Imagyn California, Imagyn Medical, Osbon and Microsurge.

         DEBTOR SUBSIDIARIES means each of the Debtors other than Imagyn.

         DIP CREDIT FACILITY means, collectively, DIP Credit Facility I and II and DIP Credit Facility III.

         DIP CREDIT FACILITY I AND II means any and all advances made by BTCC, as agent, under the Credit Agreement, on or after the Petition Date, together with all interest, payable thereon, and any and all fees, costs and charges incurred by BTCC and CSFB in connection therewith, all as provided in the Credit Agreement, and as authorized pursuant to of the DIP I and II Orders.

         DIP CREDIT FACILITY III means any and all advances made by BTCC, as agent, under the Credit Agreement, on or after the Petition Date, together with all interest payable thereon, and any and all fees, costs and charges incurred by BTCC and CSFB in connection therewith, all as provided in the Credit Agreement and as authorized pursuant to the DIP III Order.

         DIP I AND II ORDERS means the following orders entered by the Court:
(1) Stipulation and Interim Order (I) Authorizing Secured Post-Petition Financing on a Super Priority Basis Pursuant to 11 U.S.C. Sections 363 and 364,
(II) Authorizing Use of Cash Collateral, (III) Granting of Adequate Protection Pursuant to 11 U.S.C. Sections 363 and 364 and (IV) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(c), dated May 19,1999, (2) Supplemental Order Regarding Post-Petition Financing, dated June 4, 1999, and (3) Second Interim Order (I) Authorizing Secured Post-Petition Financing on a Super Priority

Basis Pursuant to 11 U.S.C. Sections 363 and 364, (II) Authorizing Use of Cash Collateral, (III) Granting of Adequate Protection Pursuant to 11 U.S.C. Sections 363 and 364 and (IV) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(c), dated July 20, 1999.

         DIP III ORDER means the Third Interim Order (I) Authorizing Secured Post-Petition Financing on a Super Priority Basis Pursuant to 11 U.S.C. Sections 363 and 364, (II) Authorizing Use of Cash Collateral, (III) Granting of Adequate Protection Pursuant to 11 U.S.C. Sections 363 and 364 and (IV) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(c), dated August 31, 1999.

         DISPUTED means, with respect to an administrative expense, claim, or Equity Interest, an administrative expense, claim, or Equity Interest, to the extent (a) not Allowed pursuant to the Plan or a Final Order, and (b) (i) which is listed on the Schedules as disputed, unliquidated, or contingent and as to which a proof of such administrative expense, claim, or Equity Interest designating such administrative expense, claim, or Equity Interest as liquidated in amount and not disputed or contingent was not timely and properly filed, or
(ii) to the extent any party in interest has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order.

         EFFECTIVE DATE means the first Business Day on which all the conditions specified in section 5.1.2 hereof shall have been satisfied or waived in accordance with section 5.2 hereof; provided, that if a stay of the order confirming the plan is in effect on such date, the Effective Date shall be the first Business Day after such stay is no longer in effect.

         EQUITY INTEREST means any capital stock or other ownership interest, or right thereto, that falls within the scope of "interest" as used in section 1129(b)(2)(C) of the Bankruptcy Code.


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         FINAL ORDER means an order of the Court that is in effect and is not stayed, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to Imagyn, or in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Court shall have been affirmed by the highest court to which such order was appealed, or certiorari, reargument, or rehearing has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.

         FUNDED DEBT means, collectively and without duplication, (i) the Allowed amount of the class 1 claims, (ii) the Allowed amount of the class 2 claims, (iii) the outstanding amount of the DIP Credit Facility, and (iv) the stated principal amount of the New Revolving Credit Loan, all measured as of, and after giving effect to the transactions contemplated to take effect on, the Effective Date; provided, however, notwithstanding the foregoing, the Funded Debt for purposes of calculating the per share price for the New Options in section 2.2 shall in no event be deemed to exceed $60.5 million.

         IMAGYN means Imagyn Medical Technologies, Inc., a Delaware corporation.

         IMAGYN CALIFORNIA means Imagyn Medical Technologies California, Inc., a California corporation.

         IMAGYN MEDICAL means Imagyn Medical, Inc., a Delaware corporation.

         LONG TERM INCENTIVE PLAN means the long term incentive plan for Imagyn in the form set forth in the Appendix pursuant to which the New Options and 1,000,000 shares of New Common Stock will be distributed to members of management.


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

         MASTER INDEX means the list of the material Plan Related Documents which will be included in the Appendix. The Master Index is to be attached as Exhibit A to the Plan, and may be modified from time to time.

         MICROSURGE means Microsurge, Inc., a Delaware corporation.

         NEW COMMON STOCK means the common stock of Reorganized Imagyn as described in section 2.1 of the Plan, and authorized and issued pursuant to sections 2.1 and 4.1 of the Plan, with the par value and other rights, limitations, privileges and restrictions as are set forth in the Imagyn Certificate of Incorporation.

         NEW OPTIONS means the options to purchase New Common Stock, as described in section 2.2 of the Plan, governed by the Long Term Incentive Plan.

         NEW REVOLVING CREDIT LOAN means the working capital loan described in section 4.17 of the Plan to be obtained by the Debtors on the Effective Date and to be evidenced by the New Revolving Credit Loan Documents.

         NEW REVOLVING CREDIT LOAN DOCUMENTS means the instruments, guarantees, promissory notes, loan agreements, security agreements and other documents and certificates required to evidence, collateralize, and perfect the liens and security interests securing the New Revolving Credit Loan, which shall be in the form set forth in the Appendix and reasonably acceptable to BTCC and CSFB.

         NEW SUBORDINATED TERM LOAN has the meaning ascribed in section 3.4.2 of the Plan.

         NEW SUBORDINATED TERM LOAN DOCUMENTS means the instruments, guarantees, promissory notes, loan agreements, security agreements and other documents and certificates required to evidence, collateralize, and perfect the liens and security interests securing the New Subordinated Term Loan and to provide for the treatment of the class 2 claims, which New Subordinated Term Loan Documents shall be in the form set forth in the Appendix, and reasonably acceptable to BTCC and CSFB.

         NEW WARRANTS EXERCISE PRICE DENOMINATOR has the meaning ascribed in section 2.3 of the Plan.

         NEW WARRANTS, NEW WARRANTS-TIER I AND NEW WARRANTS-TIER II have the respective meanings ascribed in section 2.3 of the Plan, and shall be in the form set forth in the Appendix and reasonably acceptable to CSFB.

         NEW WARRANTS SHARES means the total number of shares of New Common Stock that may be purchased upon exercise of the New Warrants, as determined in accordance with the formula set forth in section 2.3 of the Plan.

         OLD COMMON STOCK means the authorized common stock, par value $0.01 per share, issued by Imagyn, prior to the Petition Date.

         OLD STOCK RIGHTS means any and all warrants, options, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating Imagyn to issue, transfer, sell, or register any shares of Old Common Stock.

         OSBON means Osbon Medical Systems, Inc., a Georgia corporation.

         PETITION DATE means, with reference to any Debtor, the date on which the Reorganization Case of such debtor was commenced (May 3, 1999 as to Imagyn, and May 18, 1999 as to the Debtor Subsidiaries).

         PLAN means this chapter 11 plan of reorganization, either in its present form or as it may be altered, amended, supplemented by the Plan Related Documents or modified from time to time in accordance with the terms and conditions hereof and of the Bankruptcy Code.

         PLAN RELATED DOCUMENT means any document, instrument, or agreement referred to in or contemplated by this Plan that is required to be executed or delivered pursuant to this Plan or that is necessary to implement or to consummate the Plan, including, without limitation, the Certificates of Incorporation, the Bylaws of the Reorganized Debtors, the New Revolving Credit Loan Documents, the New Subordinated Term Loan Documents, the Long Term Incentive Plan, the New Options and the New Warrants, all in form and substance reasonably satisfactory to CSFB.

         PRIORITY TAX CLAIM means any unsecured claim held by a governmental unit entitled to a priority in right of payment under subsection 507(a)(8) of the Bankruptcy Code.

         PRO RATA SHARE means a proportionate share, so that the ratio (expressed as a percentage) of the amount of property distributed on account of an Allowed claim or Allowed Equity Interest in a class is the same as the ratio (expressed as a percentage) such claim or Equity Interest bears to the total amount of all claims or Equity Interests (including disputed claims or disputed Equity Interests until disallowed) in such class.

         REFINANCED INDEBTEDNESS has the meaning ascribed in section 4.17 of the Plan.

         REORGANIZATION CASE means each of the above-captioned chapter 11 cases.

         REORGANIZED IMAGYN OR REORGANIZED DEBTOR means any of the Debtors, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

         REVOLVING CREDIT FACILITY means the "Revolving Line of Credit", as defined in the Credit Agreement.


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

         SCHEDULES means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of claims and Equity Interests filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, in each case including any amendments and supplements thereto.

         SECURED REVOLVING CREDIT CLAIM means the claims arising from and related to the Revolving Credit Facility and Secured Term Loan B, respectively, including, without limitation, any claims under the guaranty thereof by Imagyn, excluding any amounts payable under the DIP Credit Facility.

         SECURED TERM LOAN CLAIM means the claims arising under Secured Term Loan A and Secured Term Loan C, including, without limitation, any claims under the guaranty thereof by Imagyn, excluding any amounts payable under the DIP Credit Facility.

         SECURED TERM LOAN A means the term loan facility under the Credit Agreement referred to therein as the A Term Loan.

         SECURED TERM LOAN B means the term loan facility under the Credit Agreement referred to therein as the B Term Loan.

         SECURED TERM LOAN C means the term loan facility under the Credit Agreement referred to therein as the C Term Loan.

         SECURED TERM LOAN D means the term loan facility under the Credit Agreement referred to therein as the D Term Loan, as authorized by the order of the Court approving the DIP Credit Facility III.

         SECURITIES CLAIM means all claims of the kind identified in section 510(b) of the Bankruptcy Code.

         TRANCHE A AVAILABILITY and TRANCHE B AVAILABILITY have the respective meanings ascribed in section 4.17 of the Plan.

         UROHEALTH means Urohealth Systems, Inc., Imagyn's predecessor in interest.


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

         WARRANTHOLDER SHARES shall have the meaning ascribed in section 2.3 of the Plan.

         WARRANTHOLDERS means the holders of the New Warrants to be issued to holders of Allowed class 9 claims pursuant to this Plan.

         1.2 BANKRUPTCY CODE TERMS. Uncapitalized terms used in this Plan that are not defined in this Plan but that are defined (either explicitly or implicitly) in the Bankruptcy Code or the Bankruptcy Rules are used in this Plan with such meanings.

         1.3 RULES OF INTERPRETATION. For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means such document substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document will not be modified without such party's consent; (c) any reference in the Plan to an existing appendix, document or exhibit means such appendix, document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified in a particular reference, all references in the Plan to sections, paragraphs, Articles and Exhibits are references to sections, paragraphs, Articles and Exhibits of or to the Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan; (f) captions and headings to Articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, except to the extent inconsistent with the express provisions of this section; and (h) all Plan Related Documents are incorporated into the Plan, and are deemed to be included in the Plan, regardless of when they are filed provided; however, that in the event of an inconsistency or conflict between this Plan and the terms of any Plan Related Document, the terms of the Plan Related Document shall control notwithstanding the conflicting provision in the Plan.

         1.4 EXHIBITS AND APPENDIX. Exhibits to the Plan may be amended from time to time, and current copies may be obtained by reference to the Court files or shall be provided to parties in interest upon written request to Debtors. Documents and other information to be included in the Appendix shall be filed with the Court from time to time, but in no event later than five (5) Business Days before the initial date set for the hearing on the confirmation of the Plan or such other date as may be authorized by the Court. Such documents or information may, from to time to time, be modified or supplemented by a subsequent filing, but, as modified or supplemented, shall be reasonably acceptable, in form and substance, to CSFB. Current copies may be obtained by reference to the Court's files or shall be provided to parties in interest upon written request to the Debtors.

         1.5 TIME PERIODS. Bankruptcy Rule 9006(a) applies to the computation of any period of time prescribed or allowed by the Plan, and Bankruptcy Rules 9006(b) and (c) apply respectively to the enlargement or reduction of any period of time prescribed or allowed by the Plan.


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

                                    ARTICLE 2

                             PROPERTY DISTRIBUTIONS

         In addition to the cash distributions required by the Plan, each Reorganized Debtor shall distribute (or cause the distribution of) the following property to the holders of Allowed claims and Allowed Equity Interests (as set forth herein):

         2.1 NEW COMMON STOCK. The New Common Stock shall consist of 100,000,000 authorized shares of new common stock of Reorganized Imagyn, par value $0.01 per share. 10,000,000 shares shall be issued on the Effective Date, to be distributed as follows: 200,000 shares shall be distributed to the holders of Allowed claims in class 2; 8,600,000 shares in the aggregate shall be distributed to the holders of Allowed claims in class 6 and class 8 respectively; and 200,000 shares shall be distributed to the holders of Allowed claims in class 9. In addition, 1,000,000 shares (the "Restricted Shares") shall be distributed to certain members of management in accordance with the Long Term Incentive Plan, to vest as follows: 500,000 shares on the first anniversary of the Effective Date, and an additional 250,000 shares on each of the next two anniversaries following the Effective Date, with such vesting to be subject to acceleration, and such shares to be subject to forfeiture, as provided in the Long Term Incentive Plan. The remaining authorized shares shall be reserved for future corporate purposes as determined by the Board of Directors of Reorganized Imagyn (but subject to the restrictions, if any, set forth in the Certificate of Incorporation of Reorganized Imagyn).

         2.2 NEW OPTIONS. As provided for more particularly in the Long Term Incentive Plan, the New Options shall consist of 10-year options to purchase New Common Stock as follows: (i) New Options A 500,000 shares at a per share price equal to (a) a total enterprise value of $150 million less the amount of Funded Debt, divided by (b) the number of shares of New Common Stock to be issued under the Plan, plus the 500,000 New Option A shares; (ii) New Options B 525,000 shares at a per share price equal to (a) a total enterprise value of $225 million less the amount of Funded Debt, divided by (b) the number of shares used to calculate Option A, plus the 525,000 New Option B shares, and (iii) New Options C 551,250 shares at a per share price equal to (a) a total enterprise value of $300 million less the amount of Funded Debt, divided by (b) the number of shares used to calculate Option B, plus the 551,250 New Option C shares. Based upon the foregoing formula, assuming the amount of Funded Debt equals $60.5 million, and for illustrative purposes only, the per share exercise price for the New Options shall be as follows: $8.52 for the New Options A, $14.92 for the New Options B, and $20.69 for the New Options C. The New Options shall be issued to certain members of management to be selected by the board of Reorganized Imagyn and shall vest and be exercisable in accordance with the terms of the Long Term Incentive Plan.

         2.3 NEW WARRANTS. The New Warrants shall grant the Warrantholders the right to purchase the New Warrants Shares. The number of New Warrants Shares shall be calculated by the following formula: NWS = .10 (NWS + NCS), wherein NWS is the number of New Warrant Shares and NCS is the number of shares of New Common Stock to be issued under the Plan (excluding the number of shares that may be purchased under the New Options). The sum of NWS + NCS is referred to herein as the NEW WARRANTS EXERCISE PRICE DENOMINATOR. The New Warrants shall have a 7 year term commencing on the Effective Date. The exercise price per share for one half (1/2) of the New Warrants Shares (the "NEW WARRANTS-TIER I") shall be $31.0 million divided by the New Warrants Exercise Price Denominator. The exercise price per share for the other half (1/2) of the shares subject to the New Warrants (the "NEW WARRANTS-TIER II") shall be $133.0 million divided by the New Warrants Exercise Price Denominator. The actual strike price and number of New Warrants Shares will be based on the number of shares of New Common Stock to be issued under the Plan. By way of illustration, the Plan currently proposes to issue 10,000,000 shares of New Common Stock, and based thereon the total number of New Warrants Shares is 1,111,111, with an exercise price per share of $2.79 for 555,556 shares under the New Warrants-Tier I and an exercise price per share of $11.97 for 555,555 shares under the New

Warrants-Tier II. The exercise price of the New Warrants must be paid in cash; however, if (i) the fair market value of a share of the New Common Stock is greater than the exercise price in respect of a share of New Common Stock issued pursuant to the New Warrants and (ii) the New Common Stock is either listed or admitted to trading on any national securities exchange or on NASDAQ, then the holders of the New Warrants (the "Warrantholders") may elect at the time of exercise to exchange the New Warrants for shares of New Common Stock. Fair market value per share of the New Common Stock will be determined by using, as of any date of determination, the arithmetic mean of the daily closing prices for the twenty (20) consecutive trading days before such date of determination. Closing price for this purpose would mean, with respect to any day (A) the last sale price, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which any New Common Stock is then listed or admitted to trading or (B) the last trading price of any New Common Stock on such date as reported by NASDAQ, or if there shall have been no trading on such date, the average of the reported closing bid and asked prices on such date as shown by NASDAQ. The number of shares of New Common Stock to be issued on any such exchange of the New Warrants will be determined as follows:

                              CS = WCS x (FMV - EP)
                                   ----------------
                                         FMV

Where

         CS - equals the number of shares of New Common Stock to be issued to the holder of the New Warrants

         WCS - equals the number of shares of New Common Stock purchasable under the New Warrants being exercised

         FMV - equals the fair market value of one share of the New Common Stock

         EP - equals the exercise price.

         2.4 DRAG-ALONG/TAG-ALONG AGREEMENT. On the Effective Date, Reorganized Imagyn, CSFB and (if and to the extent such persons so elect) the Warrantholders and those members of management holding Restricted Shares and/or New Options will enter into a Drag-Along/Tag-Along Agreement (such Warrantholders and members of management collectively the "Holders") that provides that in the event that any time CSFB proposes to sell to an unaffiliated party such number of the CSFB Shares as, together with all prior sales of CSFB Shares, shall equal at least 51% of the shares of New Common Stock then outstanding, at the option of the Holders or CSFB there shall be included in such proposed sale (on the same terms and subject to the same conditions as applicable to the shares to be sold by CSFB) such number of Holder Shares (as defined herein) as shall cause the Holders to have sold upon completion of such sale the same percentage of the Holder Shares as the percentage of CSFB Shares (as defined herein) sold (in the proposed sale or previous sales) by CSFB. As used in this paragraph, "CSFB Shares" means the shares of New Common Stock originally issued to CSFB pursuant to the Plan and "Holder Shares" means the shares of New Common Stock that at the time of the sale are held of record by, or are issuable on exercise or exchange of New Warrants or exercise of New Options held of record by, any of Holders.

                                    ARTICLE 3

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

         3.1 SUMMARY. The categories of claims and Equity Interests listed below classify Allowed claims and Allowed Equity Interests for all purposes, including voting, confirmation, and distribution pursuant to the Plan. Except as otherwise provided in the Plan, the order of the Court confirming the Plan, or required by subsection 506(b) or section 1124 of the Bankruptcy Code, Allowed claims do not include interest on such claims after the Petition Date.

                           Description                                            Status
                    ------------------------------            ---------------------------------------------
Unclassified        Administrative Expenses                   Paid in full

Unclassified        Priority Tax Claims                       Paid in full over time; Not entitled to vote

Class 1             Secured Revolving Credit Claim            Impaired; Entitled to vote

Class 2             Secured Term Loan Claim                   Impaired; Entitled to vote

Class 3             Other Secured Claims                      Unimpaired; Not entitled to vote

Class 4             Priority Non-Tax Claims                   Unimpaired; Not entitled to vote

Class 5A            Unsecured--Continuing Trade               Impaired; Entitled to vote

Class 5B            Unsecured--Convenience                    Impaired; Entitled to vote

Class 6             Residual Unsecured Claims                 Impaired; Entitled to vote

Class 7             Certain Indemnity Claims                  Impaired; Entitled to vote

Class 8             12.5% Notes                               Impaired; Entitled to vote

Class 9             8.75% Convertible Subordinated            Impaired; Entitled to vote
                    Debentures

Class 10            Intercompany Claims                       Impaired; Deemed to accept

Class 11            Common Stock Interest                     Impaired; Deemed to reject

Class 12            Old Warrants and Options                  Impaired; Deemed to reject

Class 13            Securities Claims                         Impaired; Deemed to reject

         3.2 ADMINISTRATIVE EXPENSES. Each Reorganized Debtor shall pay its applicable Allowed administrative expenses in full, in cash, on the Effective Date (or as soon thereafter as is practicable), except to the extent that the holder of an Allowed administrative expense agrees to a different treatment (which is to include the DIP Credit Facility I and II that will be included in the New Revolving Credit Loan); provided, however, that Allowed administrative expenses representing obligations incurred in the ordinary course of business, consistent with past practice, or assumed by the applicable Reorganized Debtor, shall be paid in full or performed by the Debtor or the Reorganized Debtor in the ordinary course of business, consistent with past practice.

         3.3 PRIORITY TAX CLAIMS. The applicable Reorganized Debtor shall pay to each holder of an Allowed Priority Tax Claim deferred cash payments, over a period not exceeding six years from the date of assessment of such claim, an aggregate amount equal to the Allowed amount of such Priority Tax Claim, plus interest from and after the Effective Date on the unpaid amount at the rate prescribed below until such Allowed Priority Tax Claim is paid in full. Payment shall be made in equal quarterly installments payable on each December 31, March 31, June 30 and September 30. Notwithstanding any provision of applicable nonbankruptcy law, pursuant to section 1129(a)(9) of the Bankruptcy Code, from and after the Effective Date, Allowed Priority Tax Claims shall accrue interest at eight and fifty one-hundredths percent (8.50%) per annum and shall incur no other penalties, and any remaining balance shall be payable in full at any time without premium or penalty of any kind.

         3.4 CLASSIFICATION, TREATMENT, AND VOTING. The Allowed claims against and Equity Interests in the Debtors shall be classified and receive the treatment specified below.

             3.4.1 CLASS 1 (SECURED REVOLVING CREDIT CLAIMS). Class 1 consists of all Secured Revolving Credit Claims. On the Effective Date, in full satisfaction thereof, the Allowed Secured Revolving Credit Claims shall be restructured by including in the stated principal amount of the Refinanced Indebtedness in the New Revolving Credit Loan the then outstanding amount of the Debtors' obligations under the Secured Revolving Credit Claims. Class 1 is impaired and the holders of claims in class 1 are entitled to vote to accept or reject the Plan.

             3.4.2 CLASS 2 (SECURED TERM LOAN CLAIMS). Class 2 consists of all Allowed Secured Term Loan Claims. On the Effective Date, the Reorganized Debtor Subsidiaries will issue and deliver, and Reorganized Imagyn will guarantee, in full satisfaction of the Allowed Secured Term Loan Claims, the New Subordinated Term Loan, which shall provide for the following: (i) the principal amount of the New Subordinated Term Loan shall include the Allowed amount of the class 2 claims as of the Effective Date; (ii) interest shall accrue at the rate of fifteen percent (15%) per annum, payable in kind annually until June 30, 2003, and thereafter payable quarterly in cash in arrears; (iii) the New Subordinated Term Loan and guaranties thereof shall be subordinate to the New Revolving Credit Loan and the corresponding guaranties thereof; (iv) the obligations evidenced by the New Subordinated Term Loan shall be secured by liens upon and security interests in all assets of the Reorganized Debtors that secure the obligations evidenced by the New Revolving Credit Loan, which liens and security interests shall be junior only to the liens and security interests that secure the obligations evidenced by the New Revolving Credit Loan and any lien or security interest that is senior to the liens and security interests granted under the New Revolving Credit Loan Documents; (v) the New Subordinated Term Loan shall mature on June 30, 2005; and (vi) the New Subordinated Term Loan shall be prepayable in whole or in part at any time with no prepayment premium. In accordance with section 4.16 of the Plan, the stated principal amount of the New Subordinated Term Loan will also include the outstanding amount of the Debtors' obligations under the DIP Credit Facility III as of the Effective Date. In addition, on the Effective Date the holders of Allowed class 2 claims shall receive their Pro Rata Share of 200,000 shares of New Common Stock. Class 2 is impaired and is entitled to vote to accept or to reject the Plan.

             3.4.3 CLASS 3. (OTHER SECURED CLAIMS)

                 3.4.3.1 CLASS 3A (NEWHAUSER ASSOCIATES). Class 3A consists of all Allowed secured claims of Newhauser Associates. On the Effective Date, the Allowed claims of each holder of a claim in class 3A shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that such holder agrees to a different treatment. Class 3A is not impaired and the holders of claims in class 3A are not entitled to vote to accept or reject the Plan.

                 3.4.3.2 CLASS 3B (FINANCED EQUIPMENT SECURED CLAIMS). Class 3B consists of all secured claims for furniture, fixtures or equipment used in the operation of one or more of the Debtors businesses. On the Effective Date, the Allowed claims in class 3B shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that such holder agrees to a different treatment. The holders of claims in class 3B are not entitled to vote to accept or reject the Plan.

             3.4.4 CLASS 4 (PRIORITY NON-TAX CLAIMS). Class 4 consists of claims entitled to priority pursuant to subsection 507(a) of the Bankruptcy Code, other than administrative expenses, claims arising under 28 U.S.C. Section 1930 and Priority Tax Claims. On the Effective Date, the Allowed claims in class 4 shall be paid in full and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, except to the extent that any holder of such Allowed claim agrees to a different treatment. Holders of claims in class 4 are not entitled to vote to accept or reject the Plan.

             3.4.5A CLASS 5-A (CONTINUING TRADE). Class 5-A consists of all Allowed, nonpriority, unsecured claims against the estates arising out of the provision of goods and services to a Debtor held by creditors who (i) are identified by the Debtors as continuing providers of goods and services to a Debtor after the Effective Date on the exhibit to the Disclosure Statement or in the Appendix, (ii) agree that the Allowed amount of its claim does not exceed the amount, if any, that the Debtors have listed for the Creditor in the exhibit to the Disclosure Statement or in the Appendix, and (iii) agree to execute and deliver to the Debtors the Agreement to Extend Trade Credit prior to the deadline for voting on the Plan. Provided, however, that with respect to any creditor who is identified on the exhibit to the Disclosure Statement or in the Appendix, but does not agree to limit the Allowed amount of its claim or to enter into the Agreement to Extend Trade Credit, and with respect to any creditor who otherwise is eligible to be a member of class 5-A, but the Court determines that including such creditor in class 5-A will violate provisions of the Bankruptcy Code such that the Plan is not confirmable, then any such creditor will no longer be included in class 5-A, and instead will be deemed a member of class 6. In accordance with the terms and conditions in the Agreement to Extend Trade Credit, each Allowed class 5-A claim shall be paid in full by 36 equal monthly installments commencing on January 31, 2000. Such payments will not include any post-Effective Date interest. Class 5-A is impaired, and the holders of Class 5-A claims are entitled to vote to accept or reject the Plan.

             3.4.5B CLASS 5-B (CONVENIENCE CLASS). Class 5-B consists of all Allowed, nonpriority, unsecured claims against the estates in an amount less than or equal to $1,000

(and all Allowed claims for which the creditor has voluntarily agreed in writing on or before the last day creditors may vote on the Plan to reduce the Allowed amount of the claim to $1,000). For purposes of this classification a single creditor may not disaggregate its claims in order to hold and assert multiple claims, and a creditor may not transfer its claims to affiliated entities or to third parties for the purposes creating multiple claims. The legal, equitable and contractual rights of Class 5-B claims will be unaltered and will be paid in cash in full on the later of (x) a date as soon as practicable after the Effective Date; (y) the date such payment normally comes due; and (z) a date as soon as practicable after the date the claim is Allowed by Final Order. Class 5-B is impaired, and the holders of Class 5-B claims are entitled to vote to accept or reject the Plan.

             3.4.6 CLASS 6 (RESIDUAL UNSECURED CLAIMS). Class 6 consists of all Allowed, nonpriority, unsecured claims against the estates not classified in any other class. Class 6 claims will receive, on the Effective Date, at each holder's election, in full satisfaction of each such class 6 Allowed claim, (i) cash equal to the lesser of (x) 20% of the amount of each Allowed class 6 claim, and (y) a Pro Rata Share of $1,000,000, or (ii) a Pro Rata Share, aggregated with the holders of Allowed class 8 claims, of 8,800,000 shares New Common Stock. For purposes of calculating the Pro Rata Share of New Common Stock to be received by holders of Allowed class 6 claims who elect to receive New Common Stock, the respective Allowed claims in class 6 and class 8 shall be aggregated together and it shall be assumed that all class 6 creditors elect to receive New Common Stock. The timing and procedures for the creditors in class 6 to elect between the alternative treatments provided for herein shall be set forth in the order confirming the Plan. Class 6 is impaired, and the holders of class 6 claims are entitled to vote to accept or reject the Plan.

             3.4.7 CLASS 7 (CERTAIN INDEMNITY CLAIMS). Class 7 consists of the pre-petition indemnity claims of directors and officers of a Debtor who served as of March 31, 1999, that arise under the articles of incorporation or by-laws of the applicable Debtor. Holders of class 7 claims will receive the benefit of the use of proceeds of pre-petition insurance to make any payment on or settlement of litigation against such officers and directors that might be the basis for an indemnification claim, or they may be paid from the proceeds of such insurance, if any. The Reorganized Debtors shall secure in connection with future Directors & Officers liability insurance a tail coverage of up to $10.0 million to cover claims against the directors and officers in class 7 based on actions within one year before the Petition Date. To the extent such proceeds are inadequate, the class 7 claims will receive no distribution to the extent such claims are Securities Claims, and will be treated as class 6 claims to the extent they are not Securities Claims. The foregoing treatment is in full satisfaction of class 7 claims. The Plan's provisions with respect to class 7 claims shall not affect the entitlement to insurance coverage or proceeds of any directors or officers of the Debtors whose indemnification claims are not included in class 7. Class 7 is impaired, and the holders of class 7 claims are entitled to vote to accept or reject the Plan.

             3.4.8 CLASS 8 (12.5% NOTES). Class 8 consists of all claims arising under the 12.5% Notes and all claims under the 12.5% Note Indenture. In full satisfaction of the 12.5% Notes, holders of Allowed class 8 claims (excluding the Indenture Trustee under the 12.5% Note Indenture) will receive their Pro Rata Share of the remainder of (a) the 8,800,000 shares of New Common Stock available after distribution to Class 6 claims, minus (b) 200,000 shares of New Common Stock for distribution to class 9 claims. All distributions required to be made pursuant to this section 3.4.8 on account of the 12.5% Notes shall be made, on behalf of the beneficial holders of such Notes, to the indenture trustee under the 12.5% Note Indenture, who shall make the distributions to the holders of the 12.5% Notes as such holders surrender such securities in accordance with section 4.3 of the Plan. The distributions for class 8 shall be free of any lien or claim asserted by the indenture trustee under the 12.5% Note Indenture for compensation or reimbursement of fees and expenses, and, in lieu thereof the Debtors shall pay to the indenture trustee the sum of $63,700, which sum shall be paid concurrently with the Debtors' delivery to the indenture trustee of the shares of the New Common Stock to be distributed to class 8 in accordance with the Plan and Bankruptcy Rule 3021. Such payment shall be in consideration of the indenture trustee distributing the New Common Stock to the class 8 claims, and in satisfaction of all claims by the indenture trustee for compensation or reimbursement of fees and expenses under the 12.5% Note Indenture, or related to or incurred in connection with the indenture trustee's distribution of the New Common Stock to the class 8 claims. Holders of class 8 claims are impaired and are entitled to vote to accept or reject the Plan.

             3.4.9 CLASS 9 (8.75% CONVERTIBLE SUBORDINATED DEBENTURES). Class 9 consists of all claims arising under the 8.75% Convertible Subordinated Debentures and all claims arising under the 8.75% Subordinated Debenture Indenture. In full satisfaction of all claims under the 8.75% Convertible Subordinated Debentures holders of Allowed class 9 claims will receive their Pro Rata Share of 200,000 shares of New Common Stock, and the New Warrants. All distributions required to be made pursuant to this section 3.4.9 on account of the 8.75% Convertible Subordinated Debentures shall be made, on behalf of the beneficial holders of such Debentures, to the indenture trustee under the 8.75% Subordinated Debenture Indenture, who shall make the distributions to the holders of the 8.75% Convertible Subordinated Debentures as such holders surrender such securities in accordance with section 4.3. The distributions for class 9 shall be free of any liens or claims asserted by the indenture trustee under the 8.75% Subordinated Debenture Indenture, and, in lieu thereof and in full satisfaction of any claim under the 8.75% Subordinated Debenture Indenture, the Debtors shall pay on the Effective Date to the indenture trustee under the 8.75% Subordinated Debenture Indenture an amount, not to exceed $35,000 or such higher amount that the Debtors find acceptable, for reasonable, actual and necessary fees and expenses (including attorneys' fees) that are reimbursable under the 8.75% Subordinated Debenture Indenture. Holders of class 9 claims are impaired and are entitled to vote to accept or reject the Plan.

             3.4.10 CLASS 10 (INTERCOMPANY CLAIMS AND EQUITY INTERESTS). Class 10 consists of all the secured and unsecured claims of all Affiliates of a Debtor, and all Equity Interests of any Debtor that are held by any other Debtor or any Affiliate of any Debtor. Holders of claims in class 10 shall not receive or retain any property under the Plan, and holders of Equity Interests in class 10 shall be canceled or retained as necessary to implement the Plan under
Section 4.5.3. Class 10 is impaired, but as insiders the holders of such claims shall be deemed to accept the Plan.

             3.4.11 CLASS 11 (OLD COMMON STOCK INTERESTS). Class 11 consists of the Equity Interests evidenced by all the issued and outstanding Old Common Stock. Holders of Equity Interests in class 11 shall not receive or retain any property under the Plan. Class 11 is impaired and the holders of Equity Interests in class 11 are deemed to reject the Plan.

             3.4.12 CLASS 12 (OLD STOCK RIGHTS). Class 12 consists of all Equity Interests evidenced by Old Stock Rights. Holders of Equity Interests in class 12 shall not receive or retain any property under the Plan. Class 12 is impaired and the holders of Equity Interests in class 12 are deemed to reject the Plan.

             3.4.13 CLASS 13 (SECURITIES CLAIMS). Class 13 consists of all Securities Claims. Holders of class 13 claims shall not receive or retain any property under the Plan. Class 13 is impaired and the holders of claims or Equity Interests in class 13 are deemed to reject the Plan.

         3.5 DISPUTED ADMINISTRATIVE EXPENSES, CLAIMS, AND EQUITY INTERESTS. No distributions shall be made with respect to administrative expenses, claims, or Equity Interests which are disputed. The Disbursing Agent shall reserve for any disputed administrative expense, claim or Equity Interest to provide for the full amount as asserted by the creditor, or in such other amount as is designated by the Court. Except as otherwise ordered by the Court, each distribution to be made on a specific date shall be deemed to have been made on such date if made as soon as practicable on or after the later of such date or the date on which such administrative expense, claim, or Equity Interest is Allowed.

         3.6 ALLOWANCE OF CLAIMS IN CLASSES 1, 2, 8 AND 9. The class 1 Secured Revolving Credit Claims shall be Allowed in the amount of $38,297,708.53 as of May 18, 1999, plus interest for each day from and including May 18, 1999 through and including the date immediately preceding the Effective Date at the rate specified in the Credit Agreement on the unpaid balance on each such day, plus any and all fees, charges and costs incurred by the holders of the class 1 Secured Revolving Credit Claims that are Allowed by the Court pursuant to section 506(b) of the Bankruptcy Code, less (i) any amounts paid on account of the Secured Revolving Credit Claims during the Reorganization Case, and (ii) the interest accrual on such amounts paid from the date of such payment until the Effective Date. The class 2 Secured Term Loan Claims shall be Allowed in the amount of $14,546,816.96 as of May 18, 1999, plus $7,460.72 in per diem interest for each day from and including May 18,

1999 through and including the date immediately preceding the Effective Date, plus any and all fees, costs and charges incurred by the holder of the class 2 claims that are Allowed by the Court pursuant to section 506(b) of the Bankruptcy Code. The class 8 claims shall be Allowed in the amount of $118,708,317.09 as of May 18, 1999. The indenture trustee under the 12.5% Note Indenture may file a proof of claim with respect to the claims arising under the 12.5% Notes in class 8, but is not required to file such a proof of claim in order for such claims to be Allowed pursuant to the Plan. Any proof of claim filed by an entity with respect to class 8 claims arising under the 12.5% Notes shall be disallowed as duplicative of the proof of claim filed by the indenture trustee, but only to the extent such a proof of claim is in fact filed by the indenture trustee. The class 9 claims shall be Allowed in the amount of $52,554,635.29 as of May 3, 1999. The indenture trustee under the 8.75% Subordinated Debenture Indenture may file a proof of claim with respect to the claims arising under the 8.75% Convertible Subordinated Debentures in class 9, but is not required to file such a proof of claim in order for such claims to be Allowed pursuant to the Plan. Any proof of claim filed by an entity with respect to class 9 claims arising under the 8.75% Convertible Subordinated Debentures shall be disallowed as duplicative of the proof of claim filed by the indenture trustee, but only to the extent such a proof of claim is in fact filed by the indenture trustee.

                                    ARTICLE 4

                           IMPLEMENTATION OF THE PLAN

         4.1 ISSUANCE OF NEW SECURITIES. The issuance of the New Common Stock, the New Options and the New Warrants by Reorganized Imagyn is hereby authorized without the need for any further corporate action, other than with respect to the execution and delivery of the Long Term Incentive Plan.

         4.2 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, the 12.5% Notes, the 8.75% Convertible Subordinated Debentures, the Old Common Stock, and the Old Stock Rights, and any other capital stock of Imagyn shall be canceled. Except for purposes of effectuating the distributions under the Plan, on the Effective Date, the 12.5% Note Indenture and the 8.75% Subordinated Debenture Indenture shall be canceled.

         4.3 SURRENDER OF EXISTING SECURITIES. As a condition to receiving any distribution under the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a claim or Equity Interest must surrender such promissory note, share certificate, or other instrument to Reorganized Imagyn or its designee. Reorganized Imagyn appoints the indenture trustee under the 12.5% Note Indenture as its designee to receive the 12.5% Notes. Reorganized Imagyn appoints the indenture trustee under the 8.75% Subordinated Debenture Indenture as its designee to receive the 8.75% Convertible Subordinated Debentures. Any holder of a claim or Equity Interest that fails to (a) surrender such instrument, or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Imagyn and furnish a bond in form, substance, and amount reasonably satisfactory to Reorganized Imagyn before the later to occur of (i) the second anniversary of the Effective Date, and (ii) six months following the date such holder's claim becomes an Allowed claim, shall be deemed to have forfeited all rights, claims, and/or Equity Interests and may not participate in any distribution under the Plan.

         4.4 WAIVER OF ENFORCEMENT OF SUBORDINATION. The Plan takes into account the relative priority of the claims in each class in connection with any contractual subordination provisions relating thereto. Accordingly, any right of a creditor of any Debtor to enforce a contractual subordination provision, and any right to receive from the legal or beneficial holder of a claim the property distributed to such holder on account thereof under this Plan, will terminate on the Effective Date.

         4.5 IMAGYN CORPORATE ACTION.

             4.5.1 NEW CERTIFICATE OF INCORPORATION AND BYLAWS. On the Effective Date or as soon thereafter as is practicable, Reorganized Imagyn shall file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Imagyn. The Certificate of Incorporation, provides, among other things, for the authorization of 100,000,000 shares of the New Common Stock and a prohibition on the issuance of nonvoting equity securities, in accordance with section 1123(a)(6) of the Bankruptcy Code. The Bylaws provide, among other things, that the Board of Directors of Reorganized Imagyn shall initially consist of eight members (five of whom shall be selected by CSFB) and, on the Effective Date, the Bylaws shall become the bylaws of Reorganized Imagyn.

             4.5.2 BOARD OF DIRECTORS OF REORGANIZED IMAGYN. On the Effective Date, the operation of Reorganized Imagyn shall become the general responsibility of its Board of Directors, subject to, and in accordance with, the Certificate of Incorporation and the Bylaws. The initial Board of Directors shall consist of the individuals set forth in the Appendix. Such directors shall be deemed elected or appointed, as the case may be, pursuant to the order confirming the Plan, but shall not take office and shall not be deemed to be elected or appointed until the occurrence of the Effective Date. Those directors and officers not continuing in office shall be deemed removed therefrom as of the Effective Date pursuant to the order confirming the Plan. Should Reorganized Imagyn after the Effective Date propose to take an action that would require shareholder approval, but such approval may not be readily solicited because the distribution of the New Common Stock under the Plan has not been completed, then, in lieu of shareholder approval, Reorganized Imagyn may seek Court approval of the action upon notice to all creditors who are entitled to a distribution of New Common Stock under the Plan, and upon Court approval Reorganized Imagyn shall be authorized to take such action.

             4.5.3 OWNERSHIP AND MANAGEMENT OF DEBTOR SUBSIDIARIES. From and after the Effective Date, each Debtor shall retain its Equity Interests in any other Debtor. The boards of directors of the Debtor Subsidiaries shall be established by Reorganized Imagyn. The initial boards of directors for the Debtor Subsidiaries are set forth in the Appendix. Imagyn, at its option, may after confirmation of the Plan and on or prior to the Effective Date of the Plan, merge in accordance with Delaware Corporate Law all of the Debtor Subsidiaries into Imagyn.

         4.6 METHOD OF DISTRIBUTION UNDER THE PLAN.

             4.6.1 IN GENERAL. Distributions under the Plan shall be made (i) by Reorganized Imagyn or its designee to the holders of claims or interests at addresses set forth on the Schedules unless superseded by proofs of claims or transfers of claims pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the applicable Debtor has been notified in writing of a change of address), (ii) by the indenture trustee under the 12.5% Note Indenture to the holders of class 8 claims at the addresses last known to the indenture trustee, and (iii) by the indenture trustee under the 8.75% Subordinated Debenture Indenture to the holders of class 9 claims at the addresses last known to the indenture trustee.

             4.6.2 SETOFFS AND RECOUPMENTS. Except for distributions to holders of class 1, class 2, class 8 and class 9 claims, respectively, the Debtors and the Reorganized Debtors may, but shall not be required to, set off against or recoup from any claim and the payments to be made pursuant to the Plan in respect of such claim, any claims of any nature whatsoever the applicable Debtor or Reorganized Debtor may have against such holder, but neither the failure to do so nor the allowance of any claim hereunder shall constitute a waiver or release by the Debtor or Reorganized Debtor may have against such claimant.

             4.6.3 DISTRIBUTION OF UNCLAIMED PROPERTY -- RESERVES FOR DISPUTED CLAIMS. Any distribution of property (cash or otherwise) under the Plan which is unclaimed after the later to occur of (a) two years following the Effective Date, or (b) six months after the date on which such holder's claim is Allowed shall be transferred to Reorganized Imagyn, notwithstanding state or other escheat or similar laws to the contrary. In the event that any securities are returned to Reorganized Imagyn as unclaimed property, then such securities shall be canceled. For purposes of distributions under the Plan a reserve of New Common Stock shall be established for Disputed class 6 claims to set aside sufficient shares of New Common Stock to make a distribution on the full amount asserted by the creditor, or such other amount as the Court may authorize. With respect to the New Common Stock not set aside in the reserve, Reorganized Imagyn may obtain Court authorization to make interim distributions to the claims in class 6 that had not been Disputed, and to the class 8 claims, upon such terms as the Court deems just and proper. When all Disputed claims in class 6 are Allowed, shares of New Common Stock in the reserve shall be distributed so as to provide to the previously Disputed class 6 claims a pro rata share with all claims in class 6. Any shares of New Common Stock in the reserve not used for distribution to the previously Disputed class 6 claims shall be distributed to the class 8 claims as contemplated by sections 3.4.6 and 3.4.8 of the Plan.

             4.6.4 SATURDAY, SUNDAY, OR LEGAL HOLIDAY. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

             4.6.5 FRACTIONAL SHARES. No fractional shares of New Common Stock or cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New Common Stock shall be rounded up to the next whole number of stock.

             4.6.6 RECORD OWNERSHIP DATE. PERSONS DEEMED HOLDERS OF REGISTERED SECURITIES. Distributions to the holders of claims in class 8 and class 9 shall be made to the owner of record on the date the Court has entered its order approving the Debtors' Disclosure Statement. Except as otherwise provided herein, Reorganized Imagyn and any transfer or distribution agent shall be entitled to treat the record holder of a registered security as the sole holder of any claim or Interest evidenced thereby for purposes of all notices, payments or other distributions under the Plan. No notice of any transfer of any such security shall be binding on Reorganized Imagyn or any transfer or distribution agent, unless such transfer has been properly registered in accordance with the provisions of the governing indenture or agreement at least ten (10) Business Days prior to the day on which any such notice is given or any such payment or other distribution is made. If there is any dispute regarding the identity of the person entitled to receive payment or distribution in respect of a claim or interest under the Plan, no payment or distribution need be made in respect of such claim or interest until the Court resolves the dispute pursuant to a Final Order.

         4.7 VESTING OF ASSETS. On the Effective Date, the estate of each Debtor shall vest in the applicable Reorganized Debtor free and clear of all claims, security interests, liens, and Equity Interests, except as provided in this Plan and in the order confirming the Plan. As of the Effective Date, each Reorganized Debtor may operate its businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan, and the order confirming the Plan.

         4.8 ALLOCATION OF CONSIDERATION. The aggregate consideration to be distributed to the holders of Allowed claims in each class under the Plan shall be allocated, first, to satisfy an amount equal to the stated principal amount of the Allowed claim for such holders, second, to satisfy accrued, but unpaid interest, if any, included in such Allowed claim and, third, to satisfy any fees, costs and charges included in such Allowed claim.

         4.9 EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

             4.9.1 GENERAL. As of the Effective Date, all executory contracts and unexpired leases that exist between a Debtor and any person are hereby expressly assumed, except for any executory contracts or unexpired leases which are the subject of a motion to reject which is pending on the date the Plan is confirmed and the executory contracts and unexpired leases listed on an exhibit C to the Disclosure Statement and in the Appendix, which are specifically to be rejected pursuant to the Plan. Without limiting the generality of the foregoing, the Debtors shall also file as exhibit B to the Disclosure Statement and in the Appendix a schedule of those executory contracts that will be assumed pursuant to the foregoing procedure, with an indication for each contract as to the amount, if any, that the Debtors contend is needed to cure and compensate the non-debtor party under section 365(b) of the Bankruptcy Code. Entry of the order confirming the Plan shall constitute approval, pursuant to subsection 365(a) of the Bankruptcy Code, of such assumptions and such rejections pursuant to the Plan.

             4.9.2 REJECTION CLAIMS. Proofs of claims in respect of claims created by the rejection of executory contracts or unexpired leases must be filed with the Court no later than thirty (30) days after the entry of an order authorizing such rejection. Any claims not filed within such time will be forever barred from assertion against the applicable Debtor and its estate. All Allowed claims arising from the rejection of executory contracts or unexpired leases shall be classified in class 6 of the Plan.

             4.9.3 CURE AND COMPENSATION CLAIMS. The Debtors in exhibit B to the Disclosure Statement and in the Appendix shall set forth the amount the Debtors propose to pay on account of the cure and compensation requirements of section 365(b) of the Bankruptcy Code. Unless there is a specific amount designated in the Disclosure Statement, the Debtors have determined that there are no amounts or defaults that must be paid or cured as a condition to assumption of the executory contracts and unexpired leases set forth in the Disclosure Statement under section 365(b) of the Bankruptcy Code. Any unpaid amounts or uncured defaults that must be paid or cured as a condition of assumption under section 365(b), as set forth in the Disclosure Statement, will be paid by the Debtors on or prior to the Effective Date, or by the applicable Reorganized Debtor promptly after the Effective Date.

             4.9.4 BAR DATE FOR ASSUMPTION OBJECTIONS AND CURE OR COMPENSATION CLAIMS. Any objection to the assumption of any executory contract or unexpired lease and any proof of claim to assert that there are amounts or defaults that must be paid or cured in addition to those set forth in the Disclosure Statement, if any, as a condition to the assumption of any executory contract or unexpired lease must be filed with the Court and delivered to the attorneys for the Debtors on or before the date and time set by the Court as the last date and time on which to file and deliver objections to the confirmation of the Plan, failing which the holder of such objections or cure claim shall be forever estopped from asserting such objection or claim. The Debtors reserve the right to reject any executory contract or unexpired lease with respect to which any such objection or claim is filed. The Debtors will request that the Court resolve any such objection at the hearing on the confirmation of the Plan. Any such claim shall be treated as a disputed administrative expense under the Plan and shall be reviewed and, where appropriate, objected to by the Debtors and thereafter resolved in accordance with the Bankruptcy Code and the Bankruptcy Rules. Except as set forth in the Disclosure Statement, a determination by the Court of the amount of such a claim will bar the assertion of any claim that was or could have been asserted for defaults or unpaid amounts prior to the Effective Date against the Debtors, their estates, the Reorganized Debtors, or any of their successors.

         4.10 MANAGEMENT EMPLOYMENT AGREEMENTS. Except as provided below, all employment, severance, and retention bonus agreements between Imagyn and members of its management shall be amended as hereinafter provided, and, as amended, shall be assumed and reaffirmed as of the Effective Date. Nothing in the Plan, the order confirming the Plan or the consummation of the transactions contemplated by the Plan shall constitute a change of control under such agreements or otherwise give rise to any rights or claims by the

Debtors' management under such agreements. The annual compensation for the Reorganized Debtors' Chief Executive Officer shall be adjusted so that annual salary is reduced by $250,000 and performance incentives related to sale of assets shall be given in place thereof. Confirmation of the Plan by the Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code, subject to the occurrence of the Effective Date.

         4.11 EMPLOYEE BENEFIT PLANS. Subject to the occurrence of the Effective Date, all employee benefit plans, policies, and programs of the Debtors, and the Debtors' obligations thereunder, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged. Employee benefit plans, policies, and programs shall include, without limitation, all savings plans, retirement pension plans, health care plans, disability plans, severance benefit plans, life, accidental death, and dismemberment insurance plans (to the extent not executory contracts assumed under the Plan) but shall exclude all employee equity or equity-based incentive plans which shall be deemed rejected as of the Effective Date.

         4.12 LONG TERM INCENTIVE PLAN. On the Effective Date, the Long Term Incentive Plan shall become effective, and shall provide for the issuance, allocation, vesting, distribution and exercise of the New Options and the 1,000,000 shares of New Common Stock to be accorded management as described in section 2.1 of the Plan.

         4.13 LIMITED RELEASE. On the Effective Date, each Debtor, on behalf of itself and any subsidiary, hereby releases the officers and directors of such companies holding office at any time after the applicable Petition Date and its and their respective agents, employees, advisors, and representatives from any and all claims or liability arising from post-petition actions taken in their respective capacities described above.

         4.14 LISTING OF NEW COMMON STOCK; REGISTRATION OF SECURITIES. Reorganized Imagyn shall not maintain its status as a reporting company under the Securities and Exchange Act of 1934. The shares of New Common Stock issued hereunder will not be listed on a national securities exchange or quoted in the national market system of the National Association of Securities Dealers' Automated Quotation System. Imagyn does not currently intend to file a registration statement to register the New Common Stock, the New Warrants, or the New Options; provided, however, that two years after the Effective Date of the Plan, Reorganized Imagyn shall use its best efforts to cause the shares of the New Common Stock issued hereunder to be listed on a national securities exchange or quoted in the national market system of the National Association of Securities Dealer's Automated Quotation System.

         4.15 EXEMPTION FROM SECURITIES REGISTRATION. Pursuant to section 1145 of the Bankruptcy Code, the issuance of the New Common Stock to Class 2, 6, 8 and 9, the issuance of the New Warrants to class 9 and the issuance of New Common Stock on exercise or exchange of the New Warrants are exempt from the requirements of the Securities Act of 1933 and any State or local law that requires registration for the offer or sale of securities. The offer and sale of the New Common Stock under this Plan is deemed to be a public offering of the New Common Stock.

         4.16 RESTRUCTURE OF THE DIP CREDIT FACILITY. On the Effective Date, all obligations of the Debtors under the DIP Credit Facility I and II shall be restructured by including in the stated principal amount of Refinanced Indebtedness in the New Revolving

Credit Loan the then outstanding amount of the Debtors' obligations under the DIP Credit Facility I and II. On the Effective Date, all obligations of the Debtors then outstanding under the DIP Credit Facility III shall be restructured by including in the stated principal amount of the New Subordinated Term Loan the then outstanding amount of the Debtor's obligations under the DIP Credit Facility III.

         4.17 NEW REVOLVING CREDIT LOAN. On the Effective Date, the Debtors anticipate that they will enter into a New Revolving Credit Loan with BTCC, as Agent for certain lenders, (a) to refinance the Secured Revolving Credit Claims and the DIP Credit Facility I and II (collectively, the "Refinanced Indebtedness"), (b) to provide working capital for their ongoing operations, and
(c) to finance the cash requirements to implement the Plan. The principal terms of the New Revolving Credit Loan are expected to include the following: (i) a three-year facility in the approximate amount of fifty-five million dollars ($55,000,000), limited by a borrowing base consisting of (A) advances of up to 85% of eligible receivables and up to 50% of eligible inventory, up to an aggregate maximum of $10,000,000, plus (B) an amount equal to the Refinanced Indebtedness. Loan availability against receivables and inventory is referred to as the Tranche A Availability, and Loan availability against the Refinanced Indebtedness is known as the Tranche B Availability; (ii) interest at a market rate, payable monthly in arrears; (iii) revolving loans outstanding against Tranche A Availability will be repaid from time to time by the normal collections of the accounts receivables, and revolving loans outstanding against Tranche B Availability will be immediately repaid (and Tranche B Availability will be permanently reduced) by the application of 100% of the net proceeds of any asset sales, equity offering proceeds, or permitted indebtedness ("Loan Reductions"), and will otherwise be permanently reduced on the first day of each calendar quarter commencing June 30, 2000 until the earlier of the maturity date or the date the Tranche B Availability is reduced to zero (0) by an amount equal to one-twenty-eighth (1/28) of the Refinanced Indebtedness unless such quarterly reductions of the Refinanced Indebtedness shall have been previously made by prior Loan Reductions; (iv) in the event of a liquidation, the revolving loans outstanding against Tranche A Availability shall be repaid prior to the repayment of revolving loans outstanding against Tranche B Availability; (v) the New Revolving Credit Loan and any guarantees thereof by any of the Reorganized Debtors shall be senior to the New Subordinated Term Loan and the and the corresponding guaranties thereof; (vi) the New Revolving Credit Loan shall be secured by a lien upon and security interest in all assets of the Reorganized Debtors that prepetition secured the obligations evidenced by the Credit Agreement; (vii) the lien and security interest shall be senior in priority to all other liens and security interests, except for the liens and security interests of secured creditors who held prepetition liens or security interests that (x) were senior to the liens and security interests held under the Credit Agreement, (y) are valid, perfected and non-avoidable, and (z) are unimpaired as a Class 3 secured creditor under the Plan.

                                    ARTICLE 5

                            EFFECTIVENESS OF THE PLAN

            5.1 CONDITIONS PRECEDENT.

                5.1.1 CONDITION PRECEDENT TO PLAN CONFIRMATION. The confirmation of the Plan is subject to satisfaction of the following conditions precedent:

                      1. The Plan, the Plan-Related Documents and the order
                confirming the Plan are reasonably satisfactory, in form and substance, to CSFB.

                      2. The material Plan Related Documents shall have been
                filed with the Court in the Appendix no later than five (5) Business Days prior to the first-scheduled date for a hearing on confirmation of the Plan.

                      3. The Debtors shall have obtained from BTCC a binding
                commitment letter for the New Revolving Credit Loan on terms reasonably acceptable to the Debtors and CSFB.

                      4. The Court shall have found that the aggregate of the
                class 5 and class 6 claims Allowed and estimated to be Allowed does not exceed $20 million.

             5.1.2 CONDITION PRECEDENT TO EFFECTIVE DATE. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

                      1. All conditions precedent to the confirmation of the
                Plan have been satisfied and continue to be satisfied.

                      2. The New Revolving Credit Loan shall have closed, or
                shall be closed concurrently with the Effective Date, on terms reasonably acceptable to CSFB.

                      3. The order confirming the Plan shall have become a Final
                Order.

                      4. Except with respect to obligations specifically
                contemplated by this Plan, the DIP Credit Facility and any administrative expenses incurred by the Debtors on or after the Petition Date in the ordinary course of their businesses or any administrative expenses arising pursuant to postpetition agreements or transactions entered into by the Debtors with approval of the Court, the Court shall have entered a Final Order decreeing that the Debtors are discharged effective on the Effective Date in accordance with this Plan from any claims and any debts, and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable or known or unknown that arose from any agreement of the Debtors entered into or obligation of such Debtor incurred before the Effective Date, or from any conduct of any of the Debtors prior to the Effective Date or whether such liability or debt accrued before or after the Petition Date.

                      5. The Plan Related Documents and all actions necessary to implement the provisions of this Plan to be implemented on or prior to the Effective Date shall be reasonably satisfactory to the Debtors and CSFB, and the Plan Related Documents and such actions shall have been implemented or executed and delivered, as the case may be.

                      6. The Certificate of Incorporation for Reorganized Imagyn
                shall have been filed with the Secretary of State.

                      7. All authorizations, consents, and regulatory approvals
                required (if any) in connection with the Plan's effectiveness shall have been obtained.

                      8. The Effective Date shall have occurred no later than
                December 1, 1999.

            5.2 WAIVER OF CONDITIONS. The conditions precedent to the confirmation or the effectiveness of the Plan set forth in sections 5.1.1 and
5.1.2 may not be waived, in whole
or in part, except by a writing signed by an authorized representative of Imagyn and subsequently filed with the Court and consented to in writing by CSFB (such consent to be granted or denied by CSFB in its sole discretion); provided, however, that, notwithstanding the foregoing, if CSFB does not consent to a waiver affecting clauses (3) or (4) of section 5.1.1 or clauses (3), (4) or (7) of section 5.1.2, then such waiver shall become effective if the Court, following a hearing held on reasonable notice to CSFB, approves such waiver or modification after finding that CSFB's refusal to consent to such waiver was not reasonable.

         5.3 EFFECT OF FAILURE OF CONDITIONS. If each of the conditions precedent to the occurrence of the Effective Date set forth in section 5.1.2 has not been satisfied or duly waived on or before December 1, 1999, then upon motion by Imagyn or any party in interest made before the time that each of the conditions has been satisfied or duly waived, the order confirming the Plan may be vacated by the Court; provided, however, that notwithstanding the filing of such a motion, the order confirming the Plan shall not be vacated if each of the conditions precedent to the Effective Date is either satisfied or duly waived before the Court enters an order granting the relief requested in such motion. If the order confirming the Plan is vacated pursuant to this section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall
(a) constitute a waiver or release of any claims against or Equity Interests in the Debtors or any of them, or (b) prejudice in any manner the rights of the holder of any claim against or Equity Interest in the Debtors or any of them.

                                    ARTICLE 6

                            ADMINISTRATIVE PROVISIONS

         6.1 DISCHARGE

             6.1.1 SCOPE. Except as otherwise expressly specified in the Plan or in the order confirming the Plan, entry of the order confirming the Plan acts as a discharge of all debts of, claims against, liens on, and Equity Interests in each Debtor, its assets, and its properties, arising at any time before the Effective Date regardless of whether a proof of claim or Equity Interest therefor was filed, whether the claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. On the date the Court enters an order confirming the Plan, any holder of such discharged claim or Equity Interest shall be precluded from asserting against each Debtor, each Reorganized Debtor, or any of their respective assets or properties, any other or further claim or Equity Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Effective Date.

             6.1.2 INJUNCTION. In accordance with section 524 of the Bankruptcy Code, the discharge provided by section 6.1.1 of the Plan and section 1141 of the Bankruptcy Code, inter alia, acts as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the claims discharged hereby.

         6.2 ADMINISTRATIVE EXPENSE, CLAIM, AND EQUITY INTEREST OBJECTIONS. Unless otherwise ordered by the Court, all objections to administrative expenses, claims, and Equity Interests shall be filed and served on the applicable claimant or Equity Interest holder on or before the date that is 120 days after the Effective Date or 120 days after such administrative expense, claim, or Equity Interest is filed, whichever is later. On and after the Effective Date, only the Reorganized Debtors shall have the authority to file, settle, compromise. withdraw, or litigate to judgment objections to administrative expenses, claims, or Equity Interests.

         6.3 PRESERVATION OF CAUSES OF ACTION. Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement entered into in connection with the Plan, the Reorganized Debtors will, as expressly provided in this Plan and in accordance with the section 1123(b) of the Bankruptcy Code, retain and may enforce any claims, rights and causes of action that the Debtors or the estates may hold against any entity including, without limitation, any claims, rights or causes of action under sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory.

         6.4 ADMINISTRATIVE EXPENSES INCURRED AFTER THE CONFIRMATION DATE. Administrative expenses incurred by a Debtor or Reorganized Debtor after the date and time of the entry of the order confirming the Plan, including (without limitation) claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtors or the Reorganized Debtors, as the case may be, in the ordinary course of business and without further Court approval.

         6.5 RETENTION OF JURISDICTION. The Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Reorganization Case and the Plan pursuant to, and for the purposes of, subsection 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes:

             1. To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases, pending on the date the Plan is confirmed, and the allowance of claims resulting therefrom;

             2. To determine any other applications, adversary proceedings, and contested matters pending on the Effective Date;

             3. To ensure that distributions to holders of Allowed claims and Allowed Equity Interests are accomplished as provided herein;

             4. To resolve disputes as to the ownership of any claim or Equity Interest;

             5. To hear and determine timely objections to administrative expenses, claims and Equity Interests;

             6. To enter and implement such orders as may be appropriate in the event the order confirming the Plan is for any reason stayed, revoked, modified or vacated;

             7. To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

             8. To consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the order confirming the Plan;

             9. To resolve disputes concerning nondebtor releases, exculpations. and injunctions contained herein;

             10. To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

             11. To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and the Plan-Related Documents;

             12. To hear and determine any issue for which the Plan or any Plan-Related Document requires a Final Order of the Court;

             13. To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

             14. To hear any other matter not inconsistent with the Bankruptcy Code; and

             15. To enter a final decree closing the Reorganization Case.

         6.6 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

         6.7 EXCULPATION. Each of the Debtors, the Reorganized Debtors, the indenture trustees, the Creditors' Committee and its members, and their respective officers, directors, employees, and agents (including any professionals retained by such persons) shall have no liability to any holder of an administrative expense, claim, or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of approval of the disclosure statement for the Plan or the solicitation of votes for or confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Court, and in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         6.8 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtors, their creditors, the holders of Equity Interests, and their respective successors and assigns.

         6.9 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, addressed as follows:

                                          To the Debtors or Reorganized Debtors:

                                          Imagyn Medical Technologies, Inc.
                                          1 Park Plaza, Suite 1100
                                          Irvine, California  92614-5925
                                          Attention:  Kevin M. Higgins, Esq.

                                          with copies to:

                                          Sidley & Austin
                                          555 West Fifth Street, Suite 4000
                                          Los Angeles, California  90013
                                          Attention: Thomas E. Patterson, Esq.

                                          Young Conaway Stargatt & Taylor, LLP
                                          11th Floor - Rodney Square North
                                          P.O. Box 391
                                          Wilmington, Delaware  19899
                                          Attention: Laura Davis Jones, Esq.

                                          To CSFB:

                                          Credit Suisse First Boston
                                            Management Corporation
                                          Eleven Madison Avenue
                                          New York, New York 10010-3629
                                          Attention: David Matlin

                                          with copies to:

                                          Bingham Dana LLP
                                          One State Street
                                          Hartford, Connecticut 06103-3178
                                          Attention: Richard F. Casher, Esq.

                                          Richards Layton & Finger, P.A.
                                          One Rodney Square
                                          P.O. Box 551
                                          Wilmington, Delaware 19899
                                          Attention: Thomas L. Ambro, Esq.

         6.10 GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law, the laws of the State of California shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

         6.11 FILING OR EXECUTION OF ADDITIONAL DOCUMENTS. On or before the Effective Date, the Debtors or Reorganized Debtors shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         6.12 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         6.13 SECTION 1125(E) OF THE BANKRUPTCY CODE. (i) The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and (ii) the Debtors (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

         6.14 SEVERABILITY. If, prior to confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter or to interpret such term or provision so as to make it enforceable to the fullest extent practicable, consistent with the original purpose of such term or provision, and such term or provision shall be applicable as so altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remaining terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The order confirming the Plan shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. In addition, the Plan shall be modified, without requirement of any further act, to delete any class in which there are no claims or Equity Interests as of the hearing to confirm the Plan, and such class shall not be counted for purposes of determining the acceptance or rejection of the Plan pursuant to section 1129(a)(8) of the Bankruptcy Code.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         6.15 CRAM DOWN. The Debtors request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.

Dated: Irvine, California
       October 18, 1999                     Respectfully submitted,

                                            IMAGYN MEDICAL TECHNOLOGIES, INC.,
                                            a Delaware corporation, DACOMED
                                            CORPORATION, a Minnesota
                                            corporation, ALLSTATE MEDICAL
                                            PRODUCTS, INC., a Minnesota
                                            corporation, IMAGYN MEDICAL
                                            TECHNOLOGIES CALIFORNIA, INC.,
                                            a California corporation, IMAGYN
                                            MEDICAL, INC., a Delaware
                                            corporation, OSBON MEDICAL SYSTEMS,
                                            LTD., a Georgia corporation, and
                                            MICROSURGE, INC., a Delaware
                                            corporation,

                                            Debtors and debtors in possession


                                            By: /s/ MICHAEL A. MONTEVIDEO
                                                --------------------------------
                                                Michael A. Montevideo
                                                Senior Vice President and Chief
                                                Financial Officer

YOUNG CONAWAY STARGATT & TAYLOR, LLP
11th Floor - Rodney Square North
P.O. Box 391
Wilmington, Delaware  19899
Laura Davis Jones
Joel A. Waite

     -and-

SIDLEY & AUSTIN
555 West Fifth Street, Suite 4000
Los Angeles, California  90013
Richard W. Havel
Thomas E. Patterson


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